                                                                    EXHIBIT 99.1


[CENTERPOINT ENERGY, INC. LOGO]                     For more information contact
                                                    MEDIA:
                                                    LETICIA LOWE
                                                    Phone      713.207.7702
                                                    INVESTORS:
                                                    MARIANNE PAULSEN
                                                    Phone      713.207.6500

FOR IMMEDIATE RELEASE                                                Page 1 of 2
--------------------------------------------------------------------------------

              CENTERPOINT ENERGY, INC. ANNOUNCES PURCHASE OPTION OF
                2.875 PERCENT CONVERTIBLE SENIOR NOTES DUE 2024

HOUSTON - DECEMBER 14, 2006 - CenterPoint Energy, Inc. (NYSE: CNP) today announced that holders of its 2.875 percent Convertible Senior Notes due 2024 have the option to require CenterPoint Energy to purchase their notes as of January 15, 2007 (the "Purchase Date"). Each holder of the notes has the right to require CenterPoint Energy to purchase on January 16, 2007 (the first business day after the Purchase Date) all or any part of such holder's notes at a purchase price of $1,000 in cash plus accrued and unpaid interest to the Purchase Date. The amount of interest that will be payable with respect to the notes on the Purchase Date is $14.375 per $1,000 principal amount. If all outstanding notes are surrendered for purchase, the aggregate cash purchase price will be approximately $258.7 million.

         Holders may exercise their option to require CenterPoint Energy to purchase their notes by delivering a purchase notice to The Bank of New York, the paying agent, before the expiration of the option at 5:00 p.m., New York City time, on Friday, January 12, 2007.

         The notes are convertible into cash or, at CenterPoint Energy's option, a combination of cash and shares of CenterPoint Energy's common stock. The current conversion rate of the notes is 79.8969 shares of CenterPoint Energy's common stock per $1,000 principal amount of the notes, so long as specified conditions are met and subject to adjustments under certain circumstances.

         CenterPoint Energy plans to file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission later today. CenterPoint Energy will make available to note holders, through the Depository Trust Company, documents specifying the terms, conditions and procedures for surrendering and withdrawing notes for purchase. Note holders are encouraged to read these documents carefully before deciding whether to exercise their option to require CenterPoint Energy to purchase their notes as these documents contain important information regarding the details of CenterPoint Energy's obligation to purchase the notes. Holders of the notes and other interested parties may obtain a free copy of these statements and other relevant documents at the SEC's website, www.sec.gov, at CenterPoint Energy's website, www.CenterPointEnergy.com, or from CenterPoint Energy, Inc. at 1111 Louisiana, Houston, Texas 77002, Attn: Investor Relations.

                                    --more--

[CENTERPOINT ENERGY, INC. LOGO]                     For more information contact
                                                    MEDIA:
                                                    LETICIA LOWE
                                                    Phone      713.207.7702
                                                    INVESTORS:
                                                    MARIANNE PAULSEN
                                                    Phone      713.207.6500

FOR IMMEDIATE RELEASE                                                Page 2 of 2
--------------------------------------------------------------------------------

         Statements contained in this press release involving the timing of the filing of the Tender Offer Statement, as well as any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to the timing and outcome of appeals from CenterPoint Energy's true-up proceedings, the timing and impact of future regulatory, legislative and Internal Revenue Service decisions, effects of competition, weather variations, changes in CenterPoint Energy's or its subsidiaries' business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas, the impact of unplanned facility outages, and other factors discussed in CenterPoint Energy's and its subsidiaries' Form 10-Ks for the period ended December 31, 2005, Form 10-Qs for the periods ended March 31, 2006, June 30, 2006, and September 30, 2006, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

         CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, and pipeline and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. Assets total approximately $17 billion. With about 9,000 employees, CenterPoint Energy and its predecessor companies have been in business for more than 130 years. For more information, visit the Web site at www.CenterPointEnergy.com.


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